Exhibit 99


      SBC COMMUNICATIONS INC. AND PACIFIC TELESIS GROUP
                  ANNOUNCE MERGER AGREEMENT

* Creates Nation's Second Largest Telecommunications Company
                              *

     SAN FRANCISCO, April 1, 1996 -- SBC Communications Inc. and Pacific Telesis Group today announced a definitive agreement to merge into a single company uniquely positioned to thrive in the new, dynamic telecommunications industry.

     The merger, the first of its kind between two former
Bell System companies, combines two outstanding telecommunications companies into a single corporation serving the nation's two most populous states -- California and Texas, seven of the country's 10 largest metropolitan areas and sixteen of the top fifty markets. The companies serve over 30 million access lines in high growth areas and have access to over 80 million potential wireless customers across the country.



(LOGO) SOUTHWESTERN BELL      (LOGO) PACIFIC BELL

                (LOGO) NEVADA BELL


     The company will be known as SBC Communications Inc.
with Edward E. Whitacre Jr. serving as chairman of the board and chief executive officer. Phil Quigley will be vice-chairman of the board and second in command; he will continue to operate the successful exchange operations in California and Nevada. After the merger, members of the Pacific Telesis board will be asked to join the SBC board so that they will constitute one-third of the expanded board.

     The combined company will offer products and services under some of the strongest brands in the industry --
Southwestern Bell, Pacific Bell, Cellular One and Nevada
Bell. Locations served span the nation and include attractive and growing markets such as Boston, Chicago, Dallas, Houston, Los Angeles, St. Louis, San Diego, San
Francisco, and Washington, D.C.

     Upon completion of the transaction, SBC will have more than 100,000 employees, revenues of over $21 billion, operating cash flow of $9 billion, and income of almost
$3 billion. The merger creates the nation's second largest telecommunications company in terms of market value.

     "This merger will combine two of the best
telecommunications companies in the world into a strong company truly prepared to meet the challenges of the 21st
century,"    said Whitacre, chairman and chief executive
officer, SBC Communications Inc. "It is a dynamic combination that will benefit our customers, shareholders and employees."

     The merger is partially a product of the changes occurring in the telecommunications industry. The recent landmark federal legislation opens up tremendous new business opportunities for the combined companies and changes the core telephone industry into a much more competitive business.


     "In this new competitive environment, customer satisfaction, a strong market presence, efficient and lower-cost operations, a substantial financial base quality and new, innovative services will be crucial to success in the marketplace," said Quigley, chairman, president and chief executive officer, Pacific Telesis Group. "We believe this merger will enhance our ability to deliver what customers want."

     The merger involves an exchange of stock with current
Pacific Telesis stockholders receiving SBC stock. Based on the average of SBC's closing stock prices last week, this implies a value of approximately $39 for each Pacific
Telesis' share. The exchange ratio has Pacific Telesis shareowners receiving 0.733 shares of SBC common stock for each of their shares subject to certain adjustments. For example, a Pacific Telesis shareowner holding 1,000 shares of stock will receive 733 shares of SBC stock. After the tax-free exchange, 66 percent of the combined company's stock will be retained by SBC shareholders and 34 percent held by Pacific Telesis investors.

     Pacific Telesis will initially maintain its first quarter dividend of 54.5 cents per share, payable May 1 to shareowners of record on April 9. As part of the terms of the agreement, Pacific Telesis will reduce its second quarter dividend to 31.5 cents per share, which is expected to be paid August 1.

     Strategically, the merger is expected to create a telecommunications company with an unparalleled focus on the growing Latin American and Asian markets and enhance the combined company's ability to successfully compete in the $75 billion U.S. long-distance market. In addition to sharing strong inter-region traffic, both companies are connected to Mexico. More than 50 percent of all international traffic to Mexico, where SBC has a strategic business presence and partnership with Telmex, and 20 percent of all international traffic to Asia originates in locations where the companies have network facilities. SBC's relationship with Mexico and Latin America, and Pacific Telesis' Pacific Rim focus will allow strong marketing to diverse populations in the merged company's markets.

     The company plans to take advantage of SBC's proven strength in product development, marketing and sales and Pacific Telesis' network engineering skills, efficiency in process management and cost containment. Consumers will benefit from the merger through the integration of the two companies' resources and skills which will promote competition and enhance the development of new, competitively-priced telecommunications, entertainment, information and interactive products and services.

     While the corporate headquarters will be in San Antonio, Texas, the company will maintain headquarters of Pacific Bell and Nevada Bell in California and Nevada. In addition, a new company will be headquartered in California to provide integrated administrative and support services for the combined companies. California will be the headquarters' location for the company's long distance company, internet company and international operations. The combined company is committed to creating at least 1,000 jobs in California over what would otherwise have been the case if the merger had not occurred.

     The combined companies' wireless headquarters will be located in Dallas.

     "This historic merger is about growth -- growth in jobs, markets and services to our customers," Whitacre said. "It is not about downsizings or reduced employment opportunities. We see the future of this industry offering tremendous opportunities and this merger positions the company to realize these opportunities for our stakeholders."

     The parties hope to complete the transaction by the end of the year. It must be approved by the California Public Utilities Commission, the United States Department of Justice and the Federal Communications Commission. Given the pro-competition effects of the merger and the fact that the two companies are not competitors in the local exchange, long distance or wireless markets, this merger is not expected to raise any antitrust or competitive issues.


     Pacific Telesis (NYSE:PAC) is a diversified telecommunications corporation based in San Francisco. Through its Pacific Bell and Nevada Bell subsidiaries, the corporation offers a wide array of telecommunications services throughout California and in Nevada, including directory advertising and publishing. The corporation serves nearly 15.8 million access lines, including 53,000 that deliver ISDN service. It currently offers Internet access service to business customers and will expand that to residential customers in the very near future. Another subsidiary, Pacific Bell Mobile Services, will offer personal communications services at the Republican National Convention in San Diego this year and will initiate commercial service by year end.

     SBC Communications Inc. is one of the world's leading diversified telecommunications companies and the second largest wireless communications company based in the United States. SBC provides innovative telecommunications products and services under the Southwestern Bell and Cellular One brands. Its businesses include wireless services and equipment in the United States and interests in wireless businesses in Europe, Latin America, South Africa and Asia; cable television in both domestic and international markets; and directory advertising and publishing. SBC (NYSE:SBC) reported 1995 revenues of $12.7 billion.